UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2018

NCR CORPORATION

(Exact name of registrant specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2018, NCR Corporation (“NCR” or the “Company”) announced the following changes to its executive leadership team.

(c) Appointment of Andre J. Fernandez as Chief Financial Officer and Continued Assistance of Robert P. Fishman

On August 29, 2018, the Company announced that Andre J. Fernandez has been appointed as the Company’s Executive Vice President and Chief Financial Officer. Mr. Fernandez commenced employment with the Company on August 29, 2018.

Mr. Fernandez, age 50, was most recently with CBS Radio Inc., the second largest radio company in the United States, with 117 radio stations in 26 markets along with an integrated suite of digital properties. At CBS Radio, Mr. Fernandez served as President and CEO from 2016 to 2017, and as President from 2015 to 2016, where, in addition to holding full operational and profit and loss responsibility, he led the effort to prepare the company for a potential initial public offering, including cross-functional preparation of S-1 documentation, investor roadshows and debt financing.

Prior to that, Mr. Fernandez was with Journal Communications Inc., a publicly-traded diversified media company with operations including television, radio, digital and publishing, from 2008 to 2015. Mr. Fernandez served as President and Chief Operating Officer at Journal Communications Inc. from 2014 to 2015, in which position he had responsibility for all day-to-day operations and full profit and loss accountability. He also served as President and Chief Financial Officer from 2012 to 2014, and as Executive Vice President, Finance & Strategy and Chief Financial Officer from 2008 to 2012.

Before joining Journal Communications Inc., Mr. Fernandez was with General Electric Company (GE) from 1997 to 2008, where he held CFO positions across several business units in multiple countries, and led numerous acquisitions aligned with business unit strategy at GE, including international transactions in Latin America and Europe. He served as Senior Vice President, Chief Financial Officer and Treasurer of GE’s Telemundo Communications Group, Inc. – NBC Universal from 2004 to 2008, and as Chief Financial Officer and Controller - Latin America for GE Corporate from 2002 to 2004, and as Chief Financial Officer - GE Digital Energy from 2000 to 2002, and as Assistant Treasurer and Risk Manager-Latin America - GE Corporate Treasury from 1998 to 2000, and as Chief Financial Officer - GE Capital Information Technology Solutions from 1997 to 1998. Prior to that, Mr. Fernandez was with United Technologies Corporation, where he served as Treasurer, FP&A Manager and Senior Treasury analyst for Otis Elevator and United Technologies Corporate Headquarters over 1995 to 1997, and with Merrill Lynch & Co. serving as Assistant Vice President – Emerging Market Debt Syndicate and Associate- Emerging Markets Debt Group in London and New York over 1992 to 1995. Prior to that, Mr. Fernandez was with Brown Brothers Harriman & Co. from 1990 to 1992 as an Associate in its Trade Finance Division in New York. Mr. Fernandez is Vice Chairman of the Board of Directors of Froedtert Health, and serves as Chairman of its Finance Committee and as a member of its Leadership Development & Compensation and Strategic Partnership Committees. Mr. Fernandez was also a member of the Board of Directors of Buffalo Wild Wings Inc. and served as Chairman of its Governance Committee and as a member of its Audit Committee.

In addition, Mr. Fernandez was a member of the Radio Board of Directors of the National Association of Broadcasters. Mr. Fernandez also previously served as a member of the Federal Communications Commission’s Advisory Committee on Diversity & Digital Empowerment.

In connection with his appointment, the Company and Mr. Fernandez entered into a letter agreement, dated August 27, 2018, under which he will receive an annual base salary of at least $625,000 and participate in the Company’s Management Incentive Plan with a total annual cash target bonus opportunity of 125% of his base salary. For the 2018 year, Mr. Fernandez’s cash bonus will be no less than the pro-rated portion of his target bonus amount, and this will also include guaranteed payment of the target Customer Success component of the Management Incentive Plan.

Mr. Fernandez will also receive new hire equity awards of stock options with an award value equal to $1,000,000 (the “Sign-On Options”), and time-based restricted stock units with an award value equal to $3,000,000 (the “Sign-On RSUs”), with each such award being the subject of a separate grant agreement. He will also be eligible for future annual equity grants under the Company’s Long-Term Incentive Program which, for 2019 will include awards with an aggregate value of no less than $3,000,000. Mr. Fernandez will participate in the NCR Executive Severance Plan with a separation benefit of one and one-half times (1.5x) his annual base salary and target bonus (as defined in the plan) in the event of a qualifying termination, and will participate in the Amended and Restated NCR Change in Control Severance Plan with a “Tier I” benefit level. In addition, if Mr. Fernandez is terminated without “cause” or resigns from NCR voluntarily for “good reason”: (i) the unvested portion of the Sign-On Options and Sign-On RSUs will immediately vest, and the Sign-On Options will remain exercisable until the earlier of the first anniversary of the termination of his employment and the option expiration date, (ii) if such a termination occurs during the period that begins six months after a grant or vesting date for a particular equity grant and that ends 364 days after that same grant or vesting date for a particular equity grant Mr. Fernandez will be entitled to full vesting of the equity tranche for that particular grant that would otherwise vest on the scheduled vesting date next following the date of termination, with any option tranche so vesting remaining exercisable until the earlier of the first anniversary of the employment termination or the option expiration date, (iii) if such a termination occurs following completion of the fiscal year, Mr. Fernandez will be entitled to any unpaid bonus for such fiscal year based on Company performance, and (iv) if such a termination occurs between July 1 and December 31 of a particular year, Mr. Fernandez will be entitled to a pro rata bonus for that year, based on Company performance and days worked, though no bonus will be payable for a year in which employment terminates between January 1 and June 30. Mr. Fernandez will be eligible for relocation benefits, as well as standard executive benefits relating to financial planning and physical examinations. The agreement also contains customary employment terms and conditions, and in-term and post-term restrictive covenants applicable to Mr. Fernandez.

There is no arrangement or understanding between Mr. Fernandez and any other person pursuant to which Mr. Fernandez was selected as an officer, and Mr. Fernandez does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Fernandez and any director, executive officer or person nominated or chosen by the registrant to become a director or executive officer of the registrant.

As previously announced, and as disclosed by the Company in a prior Form 8-K filing on July 26, 2018, Robert P. Fishman, NCR’s former Chief Financial Officer, had notified the Company of his decision to retire from NCR at an undetermined time in the future. Mr. Fishman will remain with the Company to assist in the transition of Chief Financial Officer duties to Mr. Fernandez, and to provide certain consulting services to the Company. Further details on Mr. Fishman’s new role, including the date of his retirement from NCR, have not as yet been determined.

Additional information about the benefit plans and programs described in this Item 5.02, and other plans and programs generally available to the Company’s directors and executive officers, is included in the Company’s Proxy Statement for the 2018 annual meeting of stockholders filed with the Securities and Exchange Commission on March 14, 2018.

Copies of Mr. Fernandez’s employment letter, and Mr. Fishman’s agreement, assuming it is finalized this quarter, will be filed by the Company as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2018.

Item 7.01.	Regulation FD Disclosure.

On August 29, 2018, NCR issued a press release announcing the events described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release, dated August 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: August 29, 2018	By:	/s/ Edward Gallagher
Edward Gallagher
Senior Vice President, General Counsel and Secretary